UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2024

Snail, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-41556	88-4146991
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12049 Jefferson Blvd

Culver City, CA 90230

(Address of principal executive offices)

(310) 988-0643

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SNAL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of the Company’s Chief Executive Officer; Appointment of the Company’s Co-Chief Executive Officers

On April 15, 2024, Jim S. Tsai notified Hai Shi, the Chairman of the Board of Directors (the “Board”) and Chief Strategy Officer of Snail, Inc. (the “Snail”), of his decision to resign from his position as the Chief Executive Officer of Snail and all of Snail’s subsidiaries, including, Snail Games USA, Inc., a California corporation and a wholly owned subsidiary of Snail (“Snail Games,” and together with Snail, jointly and severally, the “Company”), with such resignation effective April 15, 2024; however, Mr. Tsai would remain with the Company for a 30-day transition period. On April 15, 2024, Mr. Tsai also notified the Company that he would continue to serve as a member of the Board of Directors; however, he was resigning, effective April 15, 2024, as Chairman of the Nominating and Corporate Governance Committee of the Board and as a member of the Compensation Committee of the Board. Mr. Tsai’s resignation from his positions with the Company was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures.

On April 15, 2024, in conjunction with Mr. Tsai’s resignation as the Company’s Chief Executive Officer, the Company appointed Hai Shi and Xuedong (Tony) Tian to serve as the Company’s new Co-Chief Executive Officers, effective April 15, 2024. Mr. Tsai has agreed to remain with the Company for a one-month period (until May 15, 2024) to assist the Company’s new management team with an orderly transition. Although Mr. Tsai is stepping down as the Chief Executive Officer of the Company, he will remain a member of Snail team, as he will continue to serve as a member of the Board of Directors. The Company’s non-employee directors receive an annual cash retainer of $40,000, which is payable in quarterly installments in arrears. The Company’s non-employee directors who are also “independent directors” under Nasdaq rules receive an annual grant in the amount of $60,000 in equity-based compensation in the form of restricted stock units with respect to shares of Class A common stock granted pursuant to the Snail, Inc. 2022 Omnibus Incentive Plan. Mr. Tsai will receive annual cash compensation of $120,000 and continue to be an invaluable resource to the Company and its management team going forward owing to his more than 25 years of experience developing and publishing video games in both Asia and the United States. The Company intends to leverage Mr. Tsai’s business and gaming experience, which includes approximately 10 years as an executive officer for the Company, Snail Games USA Inc., the Company’s wholly owned subsidiary, and their affiliated entities, by consulting with Mr. Tsai on various matters and requesting that he attend certain business meetings as a consultant, which would be in addition to his regular responsibilities as a member of the Board.

While Mr. Tian is new to the Company, he is a seasoned executive with extensive experience in the area of capital markets, and Mr. Shi is well known to the Company, its investors and stakeholders. Mr. Shi is the Founder, Chairman of the Board of Directors and Chief Strategy Officer of the Company and its subsidiaries, who is viewed as a pioneer in the video game industry. Mr. Shi is generally responsible for the Company’s overall vision to date, which has included adapting the Company’s current business model for the global markets, focusing on premium games and investing in video game development and publishing in North America and Europe. Mr. Shi will continue these roles and contributions to the Company and its subsidiaries as a Co-Chief Executive Officer while also working closely with Mr. Tian with respect to the day-to-day operations, growth and innovation of the Company. As stated above, effective April 15, 2024, Mr. Tsai’s tenure as the Company’s Chief Executive Officer will cease, and Messrs. Shi and Tian will begin their tenure as Co-Chief Executive Officers (and co-principal executive officers) of the Company and its subsidiaries.

Board of Directors and Certain Committees of the Board of Directors

On April 15, 2024, Mr. Tsai also informed the Company that he would cease to serve as Chairman of the Nominating and Corporate Governance Committee of the Board and as a member of the Compensation Committee of the Board; however, he would continue to serve as a member of the Board of Directors. In connection with Mr. Tsai’s resignation from these positions on the Committees of the Board, the Board, as recommended by the Nominating and Corporate Governance Committee of the Board, appointed Heidy Chow, the Company’s Chief Financial Officer and a member of the Board of Directors, to serve as: (i) the Chairperson of the Nominating and Corporate Governance Committee of the Board of Directors of the Company, and (ii) a member of the Compensation Committee of the Board of Directors of the Company.

Biographies

Xuedong (Tony) Tian

Prior to joining our Company, Mr. Tian served as Managing Director and Head of Capital Markets at US Tiger Securities, Inc. between October 2020 and April 2024 and the Chief Financial Officer and Director of Inkstone Feibo Acquisition Corporation, a special purpose acquisition company (“SPAC”) to be listed on Nasdaq, between April 2022 and January 2024. From May 2012 to October 2020, Mr. Tian was the Founder and President of Weitian Group LLC, a corporate advisory and investor relations consulting firm. From April 2008 to May 2012, Mr. Tian was a sell-side equity analyst at various investment banks, including Oppenheimer & Co. Inc., Ladenburg Thalmann & Co. Inc., Ticonderoga Securities LLC, and Pacific Crest Securities LLC. Prior to his Wall Street career, Mr. Tian worked for Virgin Mobile USA and AT&T as a Finance Manager from January 2001 to March 2008. Mr. Tian also has been Managing Director and Head of Asia at Kingswood Investments LLC, a division of Kingswood Capital Partners, LLC, since April 2024, the Chief Financial Officer and Director of Aimfinity Investment Corp. I, a SPAC listed on Nasdaq, since March 2023; and the Chief Executive Officer and Director of Feutune Light Acquisition Corporation, a SPAC listed on Nasdaq, since 2022. Mr. Tian holds MBA degree from New York University, M.A. degree in Economics from the University of Connecticut and M.S./B.S. degrees in Land Resources and Management from China Agricultural University. Mr. Tian is a CFA charter holder and currently holds Series 7, 24, 63, and 79 licenses.

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Hai Shi

Mr. Shi has been a member of the Board of Directors since January 11, 2022. He has been a member of Snail Games USA’s Board of Directors since its incorporation and served as Snail Games USA’s Chief Executive Officer from its inception to November 2021. Prior to forming Snail Games USA Inc., Mr. Shi founded and has served as chairman and chief executive officer of Suzhou Snail Digital Technology Co., Ltd. since April 2001. Mr. Shi has been an active participant of the gaming industry for more than twenty years. Mr. Shi holds a Bachelor of Fine Arts from Nanjing Normal University. We believe that Mr. Shi’s executive management and gaming experience make him well qualified to serve as our Chairman of the Board of Directors.

Heidy Chow

Ms. Chow has been a member of the Board of Directors since January 11, 2022. She has been a member of Snail Games USA’s Board of Directors since November 2021. She has served as its Chief Financial Officer since September 2020. Prior to joining the Company, Ms. Chow was a partner with the Pun Group, LLP from August 2015 to September 2020. From July 2014 to June 2015, Ms. Chow served as a manager of Ernst and Young, a certified public accounting and advisory firm. Since December 2019, Ms. Chow has also served as chair of the audit committee for Franklin Wireless Corp., a Nasdaq-listed company that is a leading provider of integrated wireless solutions utilizing the latest in 5G (fifth generation) and 4G LTE (fourth generation long-term evolution) technologies including mobile hotspots, routers, fixed wireless routers, and various trackers. Ms. Chow holds a Bachelor of Science degree from California Polytechnic University of Pomona. Ms. Chow is currently a licensed CPA from the California Board of Accountancy. We believe that Ms. Chow’s executive management experience and significant experience as a certified public accountant, including her experience as the chair of the audit committee of another publicly-listed issuer (including the determination that she meets the qualifications of an “audit committee financial expert” in accordance with the SEC rules) make her well qualified to serve as a member of our Board of Directors.

Family and Other Relationships

There are no family relationships between any of Mr. Tian, Ms. Chow, Mr. Shi and any of the Company’s directors or executive officers, other than Mr. Shi and Ying Zhou, who has been a member of our Board of Directors since January 11, 2022, are husband and wife, a fact that has been consistently disclosed in the Company’s filings with the U. S. Securities and Exchange Commission (the “Commission”). None of Mr. Tian, Ms. Chow, nor Mr. Shi has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as described in the Company’s filings with the Commission. Other than as described in this Current Report on Form 8-K and in the Company’s other filings with the U.S. Securities and Exchange Commission (the “Commission”), there were no arrangements or understandings by which Messrs. Tian and Shi were each appointed as Co-Chief Executive Officers of the Company, respectively, or by which Ms. Chow was appointed as Chairman of the Nominating and Corporate Governance Committee of the Board and as a member of the Compensation Committee of the Board.

Offer Letter

Pursuant to the terms of an Offer Letter, dated April 15, 2024, by and among Mr. Tian, the Company and the Company’s wholly owned subsidiary, Snail Games USA, Inc. (the “Offer Letter”), Mr. Tian’s compensation for serving as the Company’s Co-Chief Executive Officer includes: (i) an annual base salary of $300,000; (ii) an annual performance bonus payable in restricted shares (the “Restricted Stock”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), dependent on the Company’s achievement of certain objective and subjective criteria established by the Company’s Chairman of the Board and approved by the Company’s Board and Compensation Committee of the Board; (iii) an annual performance bonus payable in cash, dependent on the Company’s achievement of certain objective criteria established by the Company; and (iv) eligibility to participate in a number of Company insurance benefits package and 401(k) plans, the first of the month following the start date, including entitlement to paid time off (PTO) in accordance with the Company’s PTO policy in effect from time to time. The terms of the Restricted Stock awarded to Mr. Tian, if any, such as the vesting schedule, shall be set forth in the Restricted Stock Agreement or Agreements to be entered into by and between Mr. Tian and the Company at the time of any such award, subject to Mr. Tian’s continued service to the Company. Any shares of Restricted Stock shall be awarded pursuant to and in accordance with the terms of the Snail, Inc. 2022 Omnibus Incentive Plan. All compensation offered to Mr. Tian is subject to applicable tax withholdings.

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If Executive’s employment with the Company terminates for any reason, the Company shall have no further obligations to Executive other than the payment of base salary earned through Executive’s last day of employment, reimbursement for any unreimbursed business expenses and such employee benefits as to which Executive may be entitled under any employee benefit plans in which Executive is a participant.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Offer Letter, dated April 15, 2024, by and between Xuedong (Tony) Tian, Snail, Inc. and Snail Games USA, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2024	SNAIL, INC.

	By:	/s/ Hai Shi
	Name:	Hai Shi
	Title:	Co-Chief Executive Officer

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